State of Delaware
Secretary of State
Division of Corporations
Delivered 03:41 PM 11/03/2014
FILED 03:37 PM 11/03/2014
SRV 141364853 - 3297338 FILE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ANYTHINGIT INC.

The undersigned, David Bernstein, hereby certifies that:

1. He is the duly elected President and Chief Executive Officer of AnythingIT Inc., a Delaware corporation.

2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on October 2, 2000 under the original name of ANYTHINGIT INC.

3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

ARTICLE I - NAME

The name of the corporation is WeedHire International, Inc. (the "Corporation").

ARTICLE II – REGISTERED OFFICE AND AGENT

The address of the Corporation's registered office in the State of Delaware in New Castle County is 3411 Silverside Road Rodney Building #104, Wilmington DE 19810. The name of its registered agent at such address is Corporate Creations Network Inc.

ARTICLE III - PURPOSE

The Corporation is organized for the purpose of engaging in any business, trade or activity which may be lawfully conducted or permitted by a corporation organized under the Delaware General Corporation Law, as the same exists or as may hereafter be amended ("DGCL").

ARTICLE IV - DURATION

The duration of the Corporation's existence shall be perpetual.

ARTICLE V - CAPITAL STOCK

Section 1. Authorized Capital Stock. The aggregate number of shares which the Corporation shall have the authority to issue is 3,020,000,000 shares, of which 3,000,000,000 shares shall be Common Stock, par value $.000001 per share (the "Common Stock"), and 20,000,000 shares shall be Preferred Stock, par value $.000001 per share (the "Preferred Stock").

Section 2. Preferred Stock. The Board of Directors is authorized at any time, and from time to time, to provide the for the issuance of shares of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof. For each series, the Board of directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

(a) The rate and manner of payment of dividends, if any;

(b) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(c) The amount payable upon shares in the event of liquidation, dissolution or other winding-up of the Corporation;

(d) Sinking fund provisions, if any, for the redemption or purchase of shares;

(e) The terms and conditions, if any, on which shares may be converted or exchanged;

(f) Voting rights, if any; and

(g) Any other rights and preferences of such shares, to the full extent now or hereafter permitted by the DGCL.

The Board of Directors shall have the authority to determine the number of shares that will comprise each series.

Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the Corporation shall file such documents with the State of Delaware as may be required by law.

ARTICLE VI - NO PREEMPTIVE RIGHTS

No preemptive rights to acquire additional securities issued by the Corporation shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation, except to the extent otherwise provided by contract.

ARTICLE VII - NO CUMULATIVE VOTING

At each election for directors, every stockholder entitled to vote at such election has the right to vote in person or by proxy the number of shares held by such stockholder for as many persons as there are directors to be elected. No cumulative voting for directors, however, shall be permitted.

ARTICLE VIII - BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed under the direction of a Board of Directors which shall consist of not less than one person. The manner of election and qualifications shall be provided in the Bylaws of the Corporation. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to resolution adopted by a majority of the full Board of Directors.

ARTICLE IX - BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the stockholders to adopt, alter, amend or repeal the Bylaws.

ARTICLE X - LIMITATION OF DIRECTORS' LIABILITY

A director shall have no liability to the Corporation or its stockholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a

knowing violation of law by the director, or for conduct violating the DGCL, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the DGCL. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

ARTICLE XI - INDEMNIFICATION

Section 1. Right to Indemnification. Each person (including here and hereinafter, the heirs, executors, administrators or estate of such person) (1) who is or was a director or officer of the Corporation or who is or was serving at the request of the Corporation in the position of a director, officer, trustee, partner, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, or (2) who is or was an agent or employee (other than an officer) of the Corporation and as to whom the Corporation has agreed to grant such indemnity, shall be indemnified by the Corporation as of right to the fullest extent permitted or authorized by current or future legislation or by current or future judicial or administrative decision (but, in the case of any future legislation or decision, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to the legislation or decision), against all fines, liabilities, settlements, costs and expenses, including attorneys' fees, asserted against him or incurred by him in his capacity as such director, officer, trustee, partner, agent or employee, or arising out of his status as such director, officer, trustee, partner, agent or employee. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and any such person against any such fine, liability, cost or expense, including attorney's fees, whether or not the Corporation would have the legal power to directly indemnify him against such liability.

Section 2. Advances. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this Article XI in defending a civil or criminal suit, action or proceeding may be paid (and, in the case of directors and officers of the Corporation, shall be paid) by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article XI, and upon satisfaction of other conditions established from time to time by the Board of Directors or which may be required by current or future legislation (but, with respect to future legislation, only to the extent that it provides conditions less burdensome than those previously provided).

Section 3. Savings Clause. If this Article XI or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each director and officer of the Corporation to the fullest extent permitted by all portions of this Article VI that has not been invalidated and to the fullest extent permitted by law.

Effective Date. The effective date of these Amended and Restated Certificate of Incorporation shall be the close of business on November 20, 2014.

Adoption of Amendment. The foregoing Amend and Restated Certificate of Incorporation was approved by the Board of Directors of the Corporation by unanimous written consent in lieu of meeting on September 5, 2014.

The Amended and Restated Certificate of Incorporation were approved by the written consent of holders of a majority of our outstanding common stock, our only voting group, effective as of November

20, 2014. The number of votes cast for the amendment was sufficient for approval by holders of common stock, our only voting group.

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Certificate of Incorporation as of November 3, 2014.

ANYTHINGIT, INC.

By: ____________________
Name: David Bernstein
Title: Chief Executive Officer